                                POWER OF ATTORNEY
       For Obtaining EDGAR Access Codes and Executing Forms 3, 4 and 5

        Know all by these presents, that the undersigned hereby constitutes and appoints each of Evan Kearns, Ryan Murr and Robert Phillips, and any of their substitutes, signing singly, as the undersigned's true and lawful attorney-in-
fact to:

        (1)     execute for and on behalf of the undersigned all forms
                necessary to revive or obtain new EDGAR Access Codes for the undersigned, including without limitation, PMAC, CCC and
                passwords necessary to enable the undersigned to make filings in the United States Securities and Exchange Commission's EDGAR
                system;

        (2)     execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or
                reports the undersigned may be required to file, in connection with the undersigned's ownership, acquisition, or disposition of securities of Cogent Biosciences, Inc., a Delaware
                corporation;

        (3)     do and perform any and all acts for and on behalf of the
                undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 and 5, or other form or report, complete and execute any amendment or amendments thereto, and the timely filing of such form with the United States
                Securities and Exchange Commission and any other authority; and

        (4)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally
                required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such
                attorney-in-fact may approve in his/her discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-
fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by Cogent
Biosciences, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of February, 2022.

/s/ Karen Ferrante
------------------------------
Karen Ferrante